UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 9, 2016

BIOSTAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34708	20-8747899
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 588 Shiji Avenue, Xianyang City, Shaanxi Province, People's Republic of China 712046
(Address of Principal Executive Office) (Zip Code)

86-029-33686638
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders

On June 9, 2016, Biostar Pharmaceuticals, Inc. (the "Company") held its Annual Meeting of Shareholders at its executive offices in Xianyang City, Shaanxi Province, People's Republic of China. Set forth below are the matters voted upon at the meeting and the voting results. On the record date of April 13, 2016, there were 2,212,188 shares of the Company's common stock issued and outstanding.

Proposal 1 (Election of Directors) - The shareholders elected Ronghua Wang, King-fai Leung, Haipeng Wu, Zhongyang Shang and Qinghua Liu as directors of the Company to hold office until the next annual meeting of shareholders and until their successors are duly elected. A summary of votes cast follows below (with 846,434 broker non-votes on this Proposal):

Name	Voted for	Votes Withheld
Ronghua Wang	600,787	104,525
King-fai Leung	599,700	105,612
Haipeng Wu	500,238	205,074
Zhongyang Shang	500,749	204,563
Qinghua Liu	600,783	104,529

Proposal 2 (Ratification of Auditors) - The Company's shareholders voted to ratify the appointment of Mazars CPA Limited as the Company's independent registered public accounting firm for the year ending December 31, 2015 with 1,510,989 shares voting for and 25,326 shares voting against (15,431 shares abstaining).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Biostar Pharmaceuticals, Inc.

By:	/s/ Ronghua Wang
Ronghua Wang, Chief Executive Officer

Date: June 13, 2016